                                                                    Exhibit 10.7




                          SENIOR MANAGEMENT AGREEMENT

     THIS AGREEMENT is made as of December 31, 1996, between National Equipment Services, Inc., a Delaware corporation (the "Company"), and Dennis O'Connor ("Executive").

     The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell, 2,000 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). All of such shares of Class B Common Stock and all shares of Class B Common Stock hereafter acquired by Executive are referred to herein as "Executive Stock." Certain definitions are set forth in paragraph 9 of this Agreement.

     The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of Class B Common Stock and Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and, together with the Class B Common Stock, the "Common Stock"), by Golder, Thoma, Cressey, Rauner Fund IV, L. P. or an Affiliate thereof (the "Investor") pursuant to a purchase agreement between the Company and the Investor dated as of June 4, 1996 (as amended from time to time, the "Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor.

     The parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

     1. Purchase and Sale of Executive Stock.

     (a) Upon execution of this Agreement, Executive will purchase, and the Company will sell, 24 shares of Class B Common Stock at a price of $10 per share. The Company will deliver to Executive the certificates representing such Class B Common Stock, and Executive will deliver to the Company a promissory note in the form of Exhibit A attached hereto (an "Executive Note") in an aggregate principal amount of $240. Executive's obligations under such Executive Note shall be secured by a pledge of all of the shares of Executive Stock to the Company, and in connection therewith, Executive shall enter into a pledge agreement in the form of Exhibit B attached hereto (the "Pledge Agreement").

     (b) Upon the purchase from time to time by the Investor of up to 24,250 shares of Class A Common Stock and up to an additional 45,000 shares of Class B Common Stock pursuant to subparagraph 1B(b) of the Purchase Agreement, Executive will purchase, and the Company will sell, up to an aggregate of 1,976 additional shares of Class B Common Stock at a price of $10 per share (each, a "Mandatory Purchase"); provided that Executive will have the option to purchase all or any portion of such 1,976 additional shares of Class B Common Stock at a price of $10 per share at such earlier time or times as Executive shall determine (each, an "Optional Purchase"). The number of shares of Class B Common Stock to be sold by the Company and purchased by Executive pursuant to any Mandatory Purchase shall equal (i) 1,976 multiplied by a fraction (A) the numerator of which will be the sum of (I) the product of (x) the number of shares of Class A Common Stock to be concurrently purchased by the Investor multiplied by 1,000 plus
(II) the product of (x) the number of shares of Class B Common Stock to be concurrently purchased by the Investor multiplied by (y) 10 and (B) the denominator of which will be 24,700,000, minus (ii) the number of shares, if any, previously purchased by Executive in Optional Purchases which have not previously been applied to reduce Mandatory Purchases pursuant this clause
(ii). The Company will deliver to Executive the certificates representing such Class B Common Stock, and Executive will deliver to the Company an Executive
Note in an aggregate principal amount of $10 multiplied by the number of shares of Class B Common Stock so purchased by Executive. Executive's obligations under each Executive Note shall be secured by a pledge of all of the shares of Executive Stock to the Company pursuant to the Pledge Agreement.

     (c) Within 30 days after Executive purchases any Executive Stock from the Company, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit C attached hereto.

     (d) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

           (i) The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

           (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

           (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

           (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive
      Stock and has had full access to such other information concerning the Company as he has requested.

           (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

     (e) As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

     2. Vesting of Executive Stock.

     (a) Except as otherwise provided in paragraph 2(b) below, all shares of Executive Stock will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its Subsidiaries:

                                                     Cumulative
                                                Percentage of Executive
                Date                                Stock Vested
               ------                           ------------------------

               Closing of the Base Acquisition        15%
               1st Anniversary of Closing
                of the Base Acquisition               32%
               2nd Anniversary of Closing
                of the Base Acquisition               49%
               3rd Anniversary of Closing
                of the Base Acquisition               66%
               4th Anniversary of Closing
                of the Base Acquisition               83%
               5th Anniversary of Closing
                of the Base Acquisition              100%


     (b) If Executive ceases to be employed by the Company and its Subsidiaries on any date other than any anniversary date prior to the fifth anniversary of the Closing, the cumulative percentage of Executive Stock to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. Upon the occurrence of a Sale of the Company, all shares of Executive Stock which have not yet become vested shall become vested at the time of such event. Shares of Executive Stock which have become vested are referred to herein as "Vested Shares," and all other shares of Executive Stock are referred to herein as "Unvested Shares."

     3. Repurchase Option.

     (a) In the event Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees, other than the Company or an Exempt Transferee (as defined in paragraph 4(e) below)) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

     (b) In the event of Termination, the purchase price for each Unvested Share will be Executive's Original Cost for such share, and the purchase price for each Vested Share will be the Fair Market Value for such share.

     (c) The Company's board of directors (the "Board") may elect to purchase all or any portion of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 90 days after the Termination. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Shares and Vested Shares to be repurchased hereunder will be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of shares of Executive Stock to be purchased from such person.

     (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among the Company and the Investor pro rata according to the number of shares of Executive Stock to be purchased by each of them.

     (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Notes issued to the Company hereunder and any other bona fide debts owed by Executive to the Company. The Company and the Investor will be entitled to receive representations and warranties from the sellers as to their title to the Executive Stock being sold and to require all sellers' signatures be guaranteed.

     (f) The right of the Company and the Investor to repurchase Vested Shares pursuant to this paragraph 3 shall terminate upon the first to occur of the Sale of the Company or a Public Offering.

     (g) All shares of Executive Stock purchased by the Company pursuant to this paragraph 3 and pursuant to paragraph 4 shall remain available for reissuance to new executives as determined by the Board.

     4. Restrictions on Transfer of Executive Stock.

     (a) Retention of Executive Stock. Until the fifth anniversary of the date of this Agreement, Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Executive Stock, except for Exempt Transfers (as defined in paragraph 4(b) below) other than sales to the public pursuant to Rule 144 promulgated under the Securities Act or any similar rule then in force).

     (b) Transfer of Executive Stock. Subject to paragraph 4(a) above, Executive shall not Transfer any interest in any shares of Executive Stock, except pursuant to (i) the provisions of paragraph 3 hereof, the provisions of paragraph 7 of the Stockholders Agreement, a Public Sale or a Sale of the Company ("Exempt Transfers") or (ii) the provisions of this paragraph 4; provided that in no event shall any Transfer of Executive Stock pursuant to this paragraph 4 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, Executive will give written notice (the "Sale Notice") to the Company and the Investor. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive will not consummate any Transfer until 110 days after the Sale Notice has been given to the Company and to the Investor, unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 110-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

     (c) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive and the Investor within 60 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, the Investor may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive within 90 days after the Sale Notice has been given to the Investor. If neither the Company nor the Investor elect to purchase all of the shares of Executive Stock specified in the Sale Notice, Executive may transfer the shares of Executive Stock specified in the Sale Notice, subject to the provisions of paragraph 4(d) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 60-day period will be subject to the provisions of this paragraph 4(c) upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company.

     (d) Participation Rights. If neither the Company nor the Investor has elected to purchase all of the Executive Stock specified in the Sale Notice pursuant to paragraph 4(c) above, the Investor may elect to participate in the contemplated Transfer by delivering written notice to Executive and the Company within 100 days after receipt by the Investor of the Sale Notice. If the Investor has elected to participate in such sale, Executive and the Investor will be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of the Company's Class B Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Company's Class B Common Stock (on a fully diluted basis) held by the Investor, by the aggregate percentage of the Company's Class B Common Stock (on a fully diluted basis) owned by Executive (including both Vested and Unvested Shares) and the Investor and (ii) the number of shares of Class B Common Stock to be sold in the contemplated sale.

      For example, if:

           (i) the Sale Notice contemplated a sale of 100 shares of Class B Common Stock and no Class A Common Stock;

           (ii) Executive was at such time the owner of 120 shares of Class B Common Stock (which was equal to 30% of Class B Common Stock on a fully diluted basis); and

           (iii) the Investor elected to participate and the Investor owned 80 shares of Class B Common Stock (which was equal to 20% of Class B Common Stock on a fully diluted basis) and 250 shares of Class A Common Stock;

           then

           (A) Executive would be entitled to sell 60 shares of Class B Common Stock (30% ) 50% x 100 shares); and

           (B) the Investor would be entitled to sell 40 shares of Class B Common Stock (20% ) 50% x 100 shares) and 125 shares of Class A Common Stock (the same percentage of the Investor's Class A Common Stock as the percentage of the Investor's Class B Common Stock being sold, i.e., 50%).

Executive will use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investor in the contemplated Transfer and will not transfer any Executive Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Investor.

     (e) Certain Permitted Transfers. The restrictions contained in this paragraph 4 will not apply with respect to (i) transfers of shares of Executive Stock pursuant to applicable laws of descent and distribution or (ii) transfers of shares of Executive Stock among Executive's Family Group; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

     (f) Termination of Restrictions. The restrictions on the Transfer of shares of Executive Stock set forth in this paragraph 4 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this paragraph 4 (except in a transaction contemplated by subparagraph 4(e)); provided that in any event such restrictions will terminate on the first to occur of a Sale of the Company or a Public Offering.

     5. Additional Restrictions on Transfer of Executive Stock.

     (a) Legend. The certificates representing the Executive Stock will bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF DECEMBER 31, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF DECEMBER 31, 1996. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     (b) Opinion of Counsel. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                       PROVISIONS RELATING TO EMPLOYMENT

     6. Employment. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon termination pursuant to paragraph 6(b) hereof (the "Employment Period").

     (a) Salary, Bonus and Benefits. During the period from the date hereof until consummation of the Base Acquisition, the Company will pay Executive an annual base salary (the "Annual Base Salary") of $95,000. Upon consummation of the Base Acquisition, Executive's Annual Base Salary will be raised to $125,000, which amount shall be reviewed (but not reduced) annually by the Company's Chief Executive Officer with the approval of the Board in its sole discretion. Upon consummation of the Base Acquisition, Executive will also receive a bonus equal to the amount necessary to raise his effective Annual Base Salary prior to consummation of the Base Acquisition to $125,000. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to all such other benefits as are approved by the Board and made available to the Company's senior management (including, without limitation, participation in a Company sponsored 401(k) profit sharing plan).

     (b) Termination. The Employment Period will continue until Executive's resignation (with or without Good Reason), Disability or death or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company. After the consummation of the Base Acquisition, if Executive's employment is terminated by the Company without Cause, by the Executive with Good Reason or as a result of Executive's Disability or death, until the end of the six-month period commencing on the date of termination, the Company shall pay to Executive (or his estate) Executive's Annual Base Salary and allow Executive to continue participating in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. In addition, the Company shall have the option, by delivering written notice to Executive within 45 days after the date of termination of Executive's employment, to extend the severance period to the second anniversary of the date of termination (the "Extended Period"). During the Extended Period, if any, the Company shall pay to Executive (or his estate) Executive's Annual Base Salary and allow Executive to continue participating in all of the Company's medical, disability and life insurance plans to the extent permitted by the Company's insurance carriers at a cost not materially in excess of the Company's cost for such insurance immediately prior to the date of termination. Notwithstanding the foregoing, the severance payments and rights to benefits set forth in this paragraph 6(b) shall cease and the Company shall have no further obligation hereunder upon Executive's breach of paragraph 8(a) below.

     (c) No Mitigation. The Company agrees that Executive shall not be required to mitigate the amount of any payment provided for in paragraph 6(b) by seeking other employment or otherwise, and the Company agrees that it is not entitled to any setoff against such payments for any income earned by Executive after termination.

     7. Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its affiliates are the property of the Company. Therefore, Executive agrees that during the Employment Period and for two years thereafter, he will not disclose to any unauthorized person or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become publicly available other than as a result of Executive's wrongful acts or omissions to act or are required to be disclosed by court order. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

     8. Noncompetition and Nonsolicitation

     (a) Noncompetition. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and for six months thereafter and during the Extended Period, if any (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries or any businesses in which the company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its Subsidiaries prior to the termination of the Executive's employment with the Company, in each case as such businesses exist or are in process on the date of the termination of Executive's employment, within the United States.

     (b) Nonsolicitation. During the two years following the date of termination of Executive's employment, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any

Subsidiary.

     (c) Enforcement. If, at the time of enforcement of paragraph 7 or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     (d) Submission to Jurisdiction. Each of the parties (i) submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to paragraphs 7 and/or 8 of this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to paragraphs 7 and/or 8 of this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                               GENERAL PROVISIONS

     9. Definitions.

     "Affiliate" of the Investor means any direct or indirect general or limited partner of the Investor, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with the Investor, and will include, without limitation, Golder, Thoma, Cressey, Rauner, Inc. and its owners and employees.

     "Base Acquisition" means the acquisition or series of acquisitions by the Company of an equipment rental business or businesses which, in the aggregate, has a 12-month trailing EBITDA of at least $4.5 million.

     "Cause"means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other significant act involving dishonesty, disloyalty or fraud with respect to the Company or any Subsidiary, (ii) conduct tending to bring the Company or any Subsidiary into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board of Directors which is not cured within 30 days after written notice thereof to Executive,
(iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries which is not cured within 30 days after written notice thereof to Executive, or (v) any other material breach of this Agreement by the Executive which is not cured within 30 days after written notice thereof to Executive.

     "Common Equity Value" means the fair market value of the Company's entire common equity determined on a going concern basis (deducting for such purposes any preferential amounts accruing to or for the benefit of holders of any class of such common equity), as between a willing buyer and a willing seller, taking into account all relevant factors determinative of value, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, as determined by agreement between the Company and the Executive. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice, Common Equity Value shall be determined by an investment banking firm agreed upon by the Company and the Executive, which firm shall submit to the Company, the Company and the Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an investment banking firm within 45 days after delivery of the Repurchase Notice, a firm shall be selected by lot (within seven days) from the investment banking firms set forth on Exhibit D attached hereto, after the Company and the Executive have each eliminated one such firm. Such investment banking firm shall render a determination within 15 days of its engagement.
The expenses of such firm will be borne the Company, and the determination of such firm will be final and binding upon all parties.

     "Disability" means the Executive's inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his duties and obligations to the Company hereunder or to participate effectively and actively in the management of the Company for 100 days in any consecutive period of six months, as determined in the good faith judgment of the Board. In the event the Executive does not agree with the Board's determination of Disability, a determination shall be made by a panel of three doctors. The first shall be chosen by the Company, the second shall be chosen by the Executive, and the third shall be chosen by the first two.
Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. The costs involved in such determination shall be borne by the party against whom the panel decides.

     "EBITDA" means net income plus the sum of (i) interest expense, (ii) income tax expense, (iii) management fee expense to the Investor or any of its Affiliates, and (iv) depreciation expense, amortization expense and other non-cash charges deducted in arriving at such net income, each as calculated in accordance with generally accepted accounting principles.

     "Executive's Family Group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants.

     "Executive Stock" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Executive Stock after any Transfer thereof.

     "Fair Market Value" of each share of Common Stock means the composite closing price of the sales of the Common Stock on the securities exchanges on which the Common Stock may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal), or if the Common Stock is not quoted in The Nasdaq Stock Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange, quoted in the Nasdaq Stock Market, or quoted in the over-the-counter market, the Fair Market Value shall be equal to the portion of the Common Equity Value which would be available to the class of Common Stock being valued upon liquidation of the Company, divided by the total number of shares of Common Stock of such class outstanding on a fully-diluted basis.

     "Good Reason" means (i) any movement of the Company's corporate headquarters to a location more than 50 miles from its current location, (ii) any substantial reduction of the Executive's duties and responsibilities to the Company, (iii) any reduction in the Executive's Base Salary below its then current level, or (iv) any other material breach of this Agreement by the Company which is not cured within 30 days after written notice thereof to the Company.

     "Original Cost" means with respect to each share of Class B Common Stock purchased hereunder, $10 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     "Permitted Transferee" means any holder of Executive Stock who acquired such stock pursuant to a transfer permitted by paragraph 4(e).

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the Board.

     "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) (including any Affiliates of the Investor) other than the Investor in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "Sale of the Company" shall not include an initial Public Offering.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

     "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:


     If to the Company:

             National Equipment Services, Inc.
             6100 Sears Tower
             Chicago, Illinois  60606-6402
             Attention:  President

     If to the Executive:

             Dennis O'Connor
             87 Warrington Drive
             Lake Bluff, Illinois  60044

     If to the Investor:

             Golder, Thoma, Cressey Fund IV, L.P.
             6100 Sears Tower
             Chicago, Illinois  60606-6402
             Attention:  Carl D. Thoma

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     11. General Provisions.

     (a) Expenses.   The Company agrees to pay, and hold Executive and all
holders of Executive Stock harmless against liability for the payment of, (i) the fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby and the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Common Stock purchased hereunder, and (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Stockholders Agreement, the other agreements contemplated hereby and the Certificate of Incorporation and the Company's bylaws.

     (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

     (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder; provided further that the rights and obligations of the Investor under this Agreement and the agreements contemplated hereby may be assigned by the Investor at any time, in whole or in part, to any investment fund managed by Golder, Thoma, Cressey, Rauner, Inc., or any successor thereto.

     (g) Choice of Law. The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (h) Remedies. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

     (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (k) Termination.  This Agreement (except for the provisions of paragraph
6) shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination.


                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

                                           NATIONAL EQUIPMENT SERVICES, INC.

                                           By:    /s/ Kevin Rodgers
                                                  ------------------------------
                                           Its:   President


                                           /s/ Dennis O'Connor
                                           -------------------------------------
                                           DENNIS O'CONNOR

     Agreed and Accepted:

     GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.

     By:    GTCR V, L.P.,
            -------------------------------------
     Its:   General Partner

     By:    Golder, Thoma, Cressey, Rauner, Inc.,
            -------------------------------------
     Its:   General Partner

     By:    /s/ Carl D. Thoma
            -------------------------------------
     Its:   Principal